UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 11, 2007

CARDTREND INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19404	95-4359228
(State of Other Jurisdiction of	(Commission File Number)	IRS Employer Identification
Incorporation)		Number)

800 5th Avenue
Suite 4100
Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule.

ITEM 2.01 COMPLETION OF ACQUISITION AND DISPOSITION OF ASSETS

On September 8, 2008, the Company has completed the acquisition of 100% of SMSBIZ Sdn. Bhd., a company incorporated in Malaysia, pursuant to a share exchange agreement dated January 21, 2008 as previously disclosed on Form 8K filed on January 25, 2008. The Company has issued to the vendors a total of 7 million restricted shares of the Company’s common stock, of which, 4 million will be released to the vendors in accordance with a performance-based formula over a period of up to 5 years based as determined by pre-tax profits. The performance-based formula will permit the release of 100,000 shares for every $10,000 of pre-tax profit per quarter. Shares not released after 5 years will be re-purchased from the vendors at par value ($0.001 per share).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The financial statements required by this item will be filed within 71 days of September 8, 2008.

Exhibit No.	Document Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTREND INTERNATIONAL, INC.
(Registrant)

Date: September 12, 2008	By: KATHERINE YL TUNG
Katherine YL Tung, Secretary